UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CAREER EDUCATION CORPORATION
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FOR IMMEDIATE RELEASE

Contact:	Karen King
Vice President Investor Relations, Corporate Communications
847/585-3899

CAREER EDUCATION CORPORATION:  DISSIDENT STOCKHOLDER HAS “DISTORTED PERFORMANCE” OF COMPANY IN PROXY MATERIALS

Strong Leadership of Board & Management Demonstrated By Financial Growth,

Corporate Governance & Compliance Initiatives

Hoffman Estates, Ill. (May 17, 2005) — Career Education Corporation (Nasdaq: CECO) today stated dissident stockholder R. Steven Bostic has distorted facts and issued misleading information in his attempt to solicit proxies in connection with the company’s Annual Meeting on Friday, May 20.  Career Education has grown at a level substantially greater than its peer group in the last five years and has significantly strengthened its corporate governance and compliance initiatives.

“Mr. Bostic has distorted the company’s overall performance in an effort to gather support for his proposals,” said Janice Block, Senior Vice President, General Counsel and Corporate Secretary, in response to charges by Bostic that current management and the Board have failed to deliver adequate stockholder value.  “While his recent presentations to investors and other key parties contain a number of factual inaccuracies, our greater concern is that he has misrepresented the overall performance of one of the strongest companies in the industry.”

FINANCIAL PERFORMANCE

The facts clearly demonstrate that Career Education has been an industry leader in financial performance, according to Patrick K. Pesch, Chief Financial Officer.  In direct comparison to the six other publicly-held higher education companies included in its peer group, Career Education leads in:

•                  Revenue growth — a 51% compound annual growth rate over the past five years and a 29% growth rate in the last quarter.

•                  Operating income growth — a 70% compound annual growth rate over the past five years and a 55% growth rate in the last quarter.

•                  Net income growth — a 75% compound annual growth rate over the past five years and a 45% growth rate in the last quarter.

Pesch also emphasized that the company has continued to improve upon its return on equity every year since 1998.  The company’s 2004 return on equity was 21%.  Cash generation has continued to improve, resulting in $432 million in cash and equivalents as of March 31, 2005, he said.

An example of the company’s successful business practices can be found in the dramatic turnaround of EduTrek International, Inc., which was acquired by Career Education in January 2001.  EduTrek was a struggling education company of which Bostic was Chairman and Chief Executive Officer.  According to its November 2000 proxy filing, EduTrek was in default under contractual agreements, lacked adequate capital resources and had suffered net losses in its most recent reporting periods.

According to the filing, “EduTrek does not believe that its cash shortfall will be solved in the short-term by cash flows from operations, and it currently does not have access to sufficient credit or other financings. In the event that the proposed merger with CEC is not completed in the near term, EduTrek will require significant debt or equity financing to meet its obligations. There can be no assurance that such financing will be available and, if available, that the terms thereof will not be highly disadvantageous to its current shareholders. If sufficient financing is not available, it is possible that EduTrek would be required to seek protection from creditors under bankruptcy laws.”

The schools previously operated by EduTrek — now known as Career Education’s American InterContinental University (AIU) schools — have grown five-fold in student population and have been a profitable division since the acquisition.

CORPORATE GOVERNANCE

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders. Career Education’s seven-member Board has five independent directors who solely comprise the Audit, Compensation, and Nominating and Governance Committees.  In addition, the company implemented new corporate governance guidelines in October 2004, which provide the framework the Board uses to best exercise its business judgment and act in the best interests of Career Education’s stockholders.  The guidelines cover issues relating to stockholder communications to the Board, board size, independence, qualifications and selection process, director compensation and responsibilities of the Board.

COMPLIANCE

The Audit Committee of the Board also directly oversees the Corporate Compliance function, headed by Robert McNamara, Jr., the former General Counsel of the Central

Intelligence Agency and the former Assistant General Counsel for the Enforcement Division of the U.S. Department of the Treasury.  McNamara oversees four vice presidents of compliance who in turn oversee directors of compliance at Career Education schools.  He has developed and implemented a program that follows strict regulatory protocols that must be met or exceeded by all Career Education schools.  The school compliance program is designed to address three regulatory levels of scrutiny — federal, state and accrediting commission — and includes an annual audit by an independent compliance firm whose results are submitted to the United States Department of Education.

“It is our goal to lead the industry in compliance.  The company has significantly strengthened this function during the last year,” said McNamara.  “Our current Board has demonstrated business knowledge, leadership and continuity to build upon our recent compliance initiatives.”

NOTE TO STOCKHOLDERS FROM JACK LARSON

“We believe the end result of Mr. Bostic’s proposals could result in vulnerability to a takeover at a price below fair value,” said John M. (“Jack”) Larson, Chairman, President and Chief Executive Officer, Career Education.  “We ask our shareholders to support our management team and Board under whose leadership the company has had such strong performance.”

Career Education asks that shareholders please complete, sign and return their BLUE PROXY CARD and that they please:

•           Vote FOR all three of our nominees to our Board of Directors;

•           Vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors; and

•           Grant your authority to vote AGAINST Mr. Bostic’s proposals (by voting for the two items above on the blue proxy card).

Please visit the Investor Relations section of our website at www.careered.com to review a wealth of information about our corporate governance programs, guidelines and codes of ethics.   If you have any questions, or wish to obtain a copy of Career Education Corporation’s April 25, 2005 Proxy Statement, please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885.

Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education. CEC’s Colleges, Schools and Universities Group operates over 80 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC’s total student population on April 30, 2005 was approximately 96,700 students.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under “Financial Performance” and statements identified by words such as “anticipates,” “expects,” “projects,” “plans,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, Qui Tam, and other lawsuits; cost and potential impact of findings by the special committee of our Board of Directors that is investigating allegations of securities laws violations against CEC; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; ability to manage and continue growth; and other risk factors relating to our industry and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the SEC. We disclaim any responsibility to update these forward-looking statements.

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